Exhibit 10.14

EMPLOYMENT AGREEMENT

This Employment Agreement (hereinafter the “Agreement”) is made as of January 3, 2023 (the “Effective Date”), by and between Dario Paggiarino, M.D., who currently resides at xxx (“Employee”) and EyePoint Pharmaceuticals, Inc. (hereinafter together with its subsidiaries, and related or affiliated entities referred to as the “Company”), having its headquarters at 480 Pleasant Street, Suite C-400, Watertown, Massachusetts 02472 (collectively the “Parties”).

Recitals

WHEREAS, Employee serves as the Chief Development & Medical Officer of the Company;

WHEREAS, Employee has previously entered into an Employment Agreement with the Company, as amended to the date hereof (the “Existing Agreement”); and

WHEREAS, the Company desires to enter into a new employment agreement with Employee to ensure that Employee is retained on a full-time basis in accordance with the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Employee hereby agree as follows:

1.
Position, Duties and Place of Employment.

(a)
Employee will be employed by the Company pursuant to this Agreement on a full-time basis, effective as of the Effective Date, and will serve as the Chief Development & Medical Officer, reporting to the President and Chief Operating Officer of the Company. This is an exempt position. During Employee’s employment, Employee may be asked from time to time to serve as a director or officer of one or more of the Company’s subsidiaries, in each case, without further compensation. If Employee’s employment with the Company terminates for any reason, then concurrently with such termination, Employee will be deemed to have resigned from any director, officer, trustee, or other positions Employee may hold with the Company, the Company’s subsidiaries, or any of their respective related committees, trusts, or other similar entities, in each case unless otherwise agreed in writing by the Company and Employee.

(b)
Employee agrees to perform the duties of Employee’s position and such other duties as may reasonably be assigned to Employee consistent therewith from time to time. Employee also agrees that, while employed by the Company, Employee will devote Employee’s full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of the Company and to the discharge of all assigned duties and responsibilities for them. This does not preclude Employee from serving on Advisory and Corporate Boards, so long as doing so does not conflict or interfere with (i) the performance of Employee’s duties and responsibilities pursuant to this Agreement or (ii) the advancement of the Company’s business interests to the best of Employee’s ability.

(c)
Employee agrees that, while employed by the Company, Employee will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to Employee’s position, as in effect from time to time.

(d)
Employee shall, subject to reasonable business travel, perform Employee’s duties and responsibilities hereunder on a remote basis from Employee’s personal residence. Employee acknowledges and agrees that Employee may be required to travel from time to time for business reasons.

2.
Compensation and Benefits. During Employee’s employment, as compensation for all services performed by Employee for the Company and its subsidiaries and subject to Employee’s full performance of Employee’s obligations hereunder, the Company will provide Employee the following pay and benefits:

(a)
Base Salary. The Company will pay Employee a base salary at the rate of Four Hundred Seventy-Eight Thousand Thirty-Five Dollars ($478,035) per year, payable in accordance with the regular payroll practices of the Company (as may be adjusted, from time to time, the “Base Salary”).

(b)
Bonus Compensation. For each fiscal year completed during Employee’s employment under this Agreement, Employee will be eligible for an annual cash bonus. Employee’s target bonus will be 45% of the Base Salary (the “Target Bonus”), with the actual amount of any such bonus being determined by the Board of Directors of the Company (the “Board”) in its sole discretion, based on Employee’s performance and that of the Company against goals established by the Board and consistent with any applicable plan or program documents and generally applicable Company policies. Except as otherwise expressly provided in Section 4 hereof, Employee must be employed through the date a bonus is paid in order to earn the bonus. If Employee’s employment terminates, for any reason, prior to payout of the bonus, the bonus is not earned.

(c)
Participation in Employee Benefit Plans. Employee will be entitled to participate in the Company’s employee benefit plans in effect for employees of the Company generally,

except to the extent such plans are duplicative of benefits otherwise provided Employee under this Agreement (e.g., a severance pay plan). Employee’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law.

(d)
Vacations. Employee will be entitled to four (4) weeks of vacation per year, in addition to holidays observed by the Company. Vacation will accrue monthly on a pro-rated basis. Vacation may be taken at such times and intervals as Employee shall determine, subject to the business needs of the Company. Vacation shall otherwise be subject to the policies of the Company, as in effect from time to time.

(e)
Business Expenses. The Company will pay or reimburse Employee for all reasonable business expenses incurred or paid by Employee in the performance of Employee’s duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as may be specified from time to time. Employee’s right to payment or reimbursement for business expenses hereunder shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement is not subject to liquidation or exchange for any other benefit.

3.
Termination of Employment. Employee’s employment under this Agreement shall continue until terminated pursuant to this Section 3.

(a)
By the Company for Cause. The Company may terminate Employee’s employment for Cause upon notice to Employee setting forth in reasonable detail the nature of the Cause. The following, as determined by the Board in its reasonable, good faith judgment, shall constitute “Cause” for termination: (i) material or willful failure to perform duties reasonably expected and/or requested of Employee (other than by reason of disability) if not cured within 30 days of written notice of such failure; (ii) material breach of this Agreement or any other agreement between Employee and the Company, including but not limited to any Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and Rights to Intellectual Property Agreement if not cured within 30 days of written notice of such breach; (iii) commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; (iv) commission of fraudulent or illegal act in performance of Employee’s duties or otherwise with respect to the Company; (v) failure to adhere to moral and ethical business principles consistent with the Company’s Code of Business Conduct and/or policies in effect from time to time; (vi) engaging in an act or series of acts constituting misconduct resulting in a misstatement of the Company's financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002; or (vii) other conduct that is or could reasonably be expected to be harmful to the interests or reputation of the Company.

(b)
By the Company Without Cause. The Company may terminate Employee’s employment at any time other than for Cause upon thirty (30) days’ notice to employee.

(c)
By Employee for Good Cause. Employee may terminate Employee’s employment for Good Cause by (A) providing notice to the Company specifying in reasonable detail the condition giving rise to the Good Cause no later than the thirtieth (30th) day following Employee’s first becoming aware of such event or condition; (B) providing the Company a period of (30) days to remedy the event or condition; and (C) providing written notice to the Company terminating Employee’s employment for Good Cause within fifteen (15) days following the expiration of the period to remedy if the Company fails to remedy the condition. The following, if occurring without Employee’s consent, shall constitute “Good Cause” for termination by Employee: (i) a material diminution in the nature or scope of Employee’s position, duties, or authority (other than temporarily while Employee is physically or mentally incapacitated to such a degree that Employee would be eligible for disability benefits under the Company’s disability income plan or as required by applicable law); (ii) a material reduction in the Base Salary or the Target Bonus percentage; (iii) a material breach by the Company of this Agreement; or (iv) a requirement by the Company that Employee relocate to a location more than forty (40) miles from Employee’s then-current remote office location.

(d)
By Employee Without Good Cause. Employee may terminate Employee’s employment at any time without Good Cause upon thirty (30) days’ notice to the Company. The Board may elect to waive such notice period or any portion thereof; but in that event, the Company shall pay Employee the Base Salary for that portion of the notice period so waived.

(e)
Death and Disability. Employee’s employment hereunder shall automatically terminate in the event of Employee’s death during employment. In the event Employee becomes disabled during employment and, as a result, is unable to continue to perform substantially all of Employee’s duties and responsibilities under this Agreement, either with or without reasonable accommodation, the Company will continue to pay Employee the Base Salary and to provide Employee benefits in accordance with Section 2(c) above, to the extent permitted by plan terms, for up to twelve (12) weeks of disability during any period of three hundred sixty-five (365) consecutive calendar days. If Employee is unable to return to work after twelve (12) weeks of disability, the Company may terminate Employee’s employment, upon notice to Employee. If any question shall arise as to whether Employee is disabled to the extent that Employee is unable to perform substantially all of Employee’s duties and responsibilities for the Company and its subsidiaries, Employee shall, at the Company’s request, submit to a medical examination by a physician selected by the Company to whom Employee or Employee’s guardian, if any, has no reasonable objection to determine whether Employee is so disabled, and such determination shall for purposes of this Agreement be conclusive of the issue. If such a question arises and Employee fails to submit to the requested medical examination, the Company’s determination of the issue shall be binding on Employee.

4.
Other Matters Related to Termination.

(a)
Final Compensation. In the event of termination of Employee’s employment with the Company, howsoever occurring, the Company shall pay Employee (i) the Base Salary for the final payroll period of Employee’s employment, pro-rated through the date that Employee’s employment terminates; (ii) compensation at the rate of the Base Salary for any accrued, unused vacation time; and (iii) reimbursement, in accordance with Section 2(e) hereof, for business expenses incurred by Employee but not yet paid to Employee as of the date Employee’s employment terminates; provided Employee submits all expenses and supporting documentation required within sixty (60) days of the date Employee’s employment terminates, and provided further that such expenses are reimbursable under Company policies as then in effect (all of the foregoing, “Final Compensation”). Except as otherwise provided in Section 4(a)(iii), Final Compensation will be paid to Employee within thirty (30) days following the date of termination (or such shorter period required by law).

(b)
Severance Payments. Subject to Section 4(c) below, in the event of any termination of Employee’s employment pursuant to Section 3(b) or Section 3(c) above, the Company will pay Employee, in addition to Final Compensation, (i) the Base Salary for the period of twelve (12) months from the date of termination; (ii) the Target Bonus for the calendar year in which Employee’s employment terminates, pro-rated through the date that Employee’s employment terminates; (iii) one (1) times the Target Bonus; in cases (i), (ii) and (iii), payable in equal installments during the period of Base Salary continuation under clause (i); and (iv) provided Employee timely elects continuation coverage for Employee and Employee’s eligible dependents under the federal law known as “COBRA” or similar state law, a monthly amount that equals the portion of the monthly health premiums paid by the Company on Employee’s behalf and that of Employee’s eligible dependents immediately preceding the date that Employee’s employment terminates until the earlier of (A) the last day of the period of Base Salary continuation under clause (i) and (B) the date that Employee and Employee’s eligible dependents become ineligible for COBRA coverage to the extent permissible by law and plan terms. The severance payments described in clauses (i) through (iv) above are referred to as the “Severance Payments”. In addition, in the event of any termination of Employee’s employment pursuant to Section 3(b) or Section 3(c) above, any unvested equity awards held by Employee as of immediately prior to Employee’s termination of employment that would have vested as of the first anniversary of the date of Employee’s termination of employment had Employee remained in continuous employment with the Company or any subsidiary through such first anniversary will vest upon Employee’s termination of employment and any such equity awards that are subject to exercise shall remain exercisable until the earlier of three (3) months following the date of Employee’s termination of employment and the last day of the option term (the “Equity Acceleration”).
(c)
Change of Control Severance Payments. In the event of any termination of Employee’s employment pursuant to Section 3(b) or Section 3(c) above, in each case within sixty (60) days prior to, or within eighteen (18) months following, the occurrence of a Change of Control (the “Change of Control Period”), the Company will pay Employee, in addition to Final Compensation and in lieu of the Severance Payments and the Equity Acceleration set forth in Section 4(b) above, (i) the Base Salary for the period of eighteen (18) months from the date of termination; (ii) the Target Bonus for the calendar year in which Employee’s employment terminates, pro-rated through the date that Employee’s employment terminates; (iii) one and one-half (1.5) times the Target Bonus; in cases (i), (ii) and (iii), payable in a lump sum; and (iv) provided Employee timely elects continuation coverage for Employee and Employee’s eligible dependents under the federal law known as “COBRA” or similar state law, a monthly amount that equals the portion of the monthly health premiums paid by the Company on Employee’s behalf and that of Employee’s eligible dependents immediately preceding the date that Employee’s employment terminates until the earlier of (A) the end of the eighteen (18) month period immediately following the date of termination and (B) the date that Employee and Employee’s eligible dependents become ineligible for COBRA coverage to the extent permissible by law and plan terms. The severance payments described in clauses (i) through (iv) above are referred to as the “Change of Control Severance Payments”. In addition, in the event of any termination of Employee’s employment pursuant to Section 3(b) or Section 3(c) above, in each case during the Change in Control Period, all of Employee’s then-outstanding equity awards shall immediately accelerate and vest in full upon such termination of employment and any such equity awards that are subject to exercise shall remain exercisable until the earlier of three (3) months following the date of Employee’s termination of employment and the last day of the option term (the “Change of Control Equity Acceleration”).
(d)
Conditions to and Timing of Severance Payments. Any obligation of the Company to provide Employee the Severance Payments and the Equity Acceleration, or the Change of Control Severance Payments and the Change of Control Equity Acceleration, as applicable, is conditioned, however, on Employee’s cooperation in the transition of Employee’s duties and Employee’s execution, return to the Company, and non-revocation of a Severance Agreement and General Release acceptable to the Company, which shall include a release of all claims against the Company, all affiliated and related entities, and/or persons deemed necessary by the Company (the “Release”). The Release may also include Confidentiality, Non-Disparagement, No-Reapply, Tax Indemnification, and/or other appropriate terms. Employee shall not be entitled to receive the Severance Payments and the Equity Acceleration, or the Change of Control Severance Payments and the Change of Control Equity Acceleration, as applicable, unless Employee executes and returns the Release to the Company, and such Release becomes effective and non-revocable, within sixty (60) days following Employee’s termination of employment (or such shorter period provided for in the Release). Unless otherwise provided by this Agreement, the first payment of the Severance Payment or the Change of Control Severance Payment, as applicable, will be made on the Company’s next regular payday following the effective date of the Release; but that first payment shall include all amounts accrued retroactive to the day following the date Employee’s employment terminated. Notwithstanding anything contained herein to the contrary, in the event that the period during which Employee may review and revoke the Release begins in one calendar year and ends in the following calendar year, any severance payments hereunder that constitute non-qualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), shall be paid to Employee no earlier than January 1 of the second calendar year.

(e)
Benefits Termination. Except as provided in Sections 4(b) and (c) above or under COBRA, Employee’s participation in all employee benefit plans shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of Employee’s employment, without regard to any continuation of the Base Salary or other payment to Employee following termination and Employee shall not be eligible to earn vacation or other paid time off following the termination of Employee’s employment.

(f)
Assistance in Litigation. Employee agrees to reasonably cooperate with the Company in the defense or prosecution of any claims or actions that relate to events or occurrences that transpired while Employee is or was employed by the Company. Employee’s cooperation includes, but is not limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company as requested at mutually convenient times. Employee’s cooperation also includes fully cooperating with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee is or was employed by the Company.

(g)
Survival. Provisions of this Agreement shall survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation Employee’s obligations under Section 4. The obligation of the Company to make payments to Employee under Section 4, are expressly conditioned upon continued full performance of Employee’s obligations under Section 4 hereof. Upon termination by either Employee or the Company, all rights, duties and obligations of Employee and the Company to each other shall cease, except as otherwise expressly provided in this Agreement.

5.
Timing of Payments and Section 409A.

(a)
Notwithstanding anything to the contrary in this Agreement, if at the time Employee’s employment terminates, Employee is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon Employee’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section l.409A-1(b) (including without limitation by reason of a short-term deferral or the safe harbor set forth in Section l.409A l (b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section l.409Al(a)(5); or (C) other amounts or benefits that are not subject to the requirements of, or satisfy an exception from treatment as deferred compensation under, Section 409A. For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section l.409A-l(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section l.409A-l(i).

(b)
Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

(c)
In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

6.
Definitions. For purposes of this Agreement, the term “Change of Control” means:

(a)
The acquisition by any Person (defined for purposes of this definition as any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the common stock of the Company; provided, however, that for purposes of this subsection (a), an acquisition shall not constitute a Change of Control if it is: (i) either by or directly from the Company, or by an entity controlled by the Company, (ii) by any employee benefit plan, including any related trust, sponsored or maintained by the Company or an entity controlled by the Company (“Benefit Plan”), or (iii) by an entity pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; or

(b)
Individuals who, as of the effective date of this Agreement, constitute the Board (together with the individuals identified in the proviso to this subsection (b), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be treated as a member of the Incumbent Board unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
Consummation of a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Transaction”), in each case unless, following such Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the common stock of the Company outstanding immediately prior to such Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Transaction (including, without limitation, an entity that as a result of such Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Transaction, of the outstanding common stock of the Company, (ii) no Person (excluding any entity or wholly-owned subsidiary of any entity resulting from such Transaction or any Benefit Plan of the Company or such entity or wholly-owned subsidiary of such entity resulting from such Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors or similar board of the entity resulting from such Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction; or

(d)
Approval by the stockholders of the Company of a liquidation or dissolution of the Company.

7. Conflicting Agreements. Employee hereby represents and warrants that the signing of this Agreement and the performance of Employee’s obligations under it will not breach or be in conflict with any other agreement to which Employee is a party or is bound, and that Employee is not subject to any covenants against competition or similar covenants or any court order that could affect the performance of Employee’s obligations under this Agreement. Employee agrees that Employee will not disclose to or use on behalf of the Company any confidential or proprietary information of a third party without that party's consent.

8. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

9. Assignment. Neither Employee nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without Employee’s consent to one of its subsidiaries or to any individual, corporation, limited liability company, association, partnership, estate, trust or any other entity or organization with whom the Company shall hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon Employee and the Company, and each of its respective successors, executors, administrators, heirs and permitted assigns.

10.
Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.
Miscellaneous. This Agreement sets forth the entire agreement between Employee and the Company, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of Employee’s employment, including, without limitation, the Existing Agreement, other than the Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and Rights to Intellectual Property Agreement, dated January 3, 2023, a copy of which is attached as Exhibit A and incorporated herein by reference. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by Employee and an expressly authorized representative of the Board.

12.
Notice. Any notice required to, or permitted to, be given under this agreement shall be sufficient if in writing (a) delivered personally, (b) sent by first class certified mail, return receipt requested, postage and fees pre-paid, or (c) sent by prepaid overnight delivery service, to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties in a like notice):

If to Company: EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Suite C-400

Watertown, MA 02472

Attention: Jennifer Leonard, Chief People Officer & SVP, IT

If to Employee: Dario Paggiarino, M.D.

xxx

All notices shall be deemed to have been given upon receipt if delivered personally, or by recognized overnight courier, or five (5) days after mailing if mailed.

13.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions. Any claim arising out of, or relating to this Agreement including, without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, shall be instituted in any federal or state court in the Commonwealth of Massachusetts. Each party agrees not to assert by way of motion, as a defense or otherwise, in any such claim, that such party is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of such court in any such claim.

Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered mail, return receipt requested, mailed to such party as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

14.
Usage. All pronouns and any variations thereof shall be considered to refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in the Agreement in their singular or plural forms have correlative meanings when used herein in their singular or plural forms, respectively. Unless otherwise expressly provided the words “include” “includes” and “including” do not limit the preceding words or terms and shall be deemed followed by the words “without limitation.”

15.
Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

16.
Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts, together shall constitute one, and the same, instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EyePoint Pharmaceuticals, Inc. Employee

By: /s/ Jennifer Leonard /s/ Dario Paggiarino

Jennifer Leonard Dario Paggiarino, M.D.

Chief People Officer & SVP, IT

Date: 01/03/2023 Date: 01/03/2023

EXHIBIT A

Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and

Rights to Intellectual Property Agreement